Exhibit 11

                      OIL-DRI CORPORATION OF AMERICA
                  Computation of Weighted Average Number
                           of Shares Outstanding



                                                                   Average
                                                                   Shares-
                                                                  (Weighted
                                Number   Number of              Shares)Number
                                  of       Shares     Weighted      of Days
 Quarter End         Period      Days   Outstanding    Shares     As Adjusted

October 31,    08/01/95 to          8    6,901,322   55,210,576
1995           08/08/95
               08/09/95 to         63    6,841,322  431,003,286
               10/10/95
               10/11/95 to          1    6,814,922    6,814,922
               10/11/95
               10/12/95 to         20    6,812,922  136,258,450
               10/31/95
                                   92  629,287,224    6,840,079
                                                                         0
                                                                 6,840,079

October 31,    08/01/94 to          8    6,951,822   55,614,576
1994           08/08/94
               08/09/94 to         84    6,949,822  583,785,048
               10/31/94
                                   92  639,399,624    6,949,996

Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                     7,704
                                                                 6,957,700



